UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 9, 2021

ELI LILLY AND COMPANY

(Exact Name of Registrant as Specified in its Charter)

Indiana	001-06351	35-0470950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lilly Corporate Center Indianapolis, Indiana	46285
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (317) 276-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (no par value)	LLY	New York Stock Exchange
1.000% Notes due 2022	LLY22	New York Stock Exchange
7 1/8% Notes due 2025	LLY25	New York Stock Exchange
1.625% Notes due 2026	LLY26	New York Stock Exchange
2.125% Notes due 2030	LLY30	New York Stock Exchange
0.625% Notes due 2031	LLY31	New York Stock Exchange
6.77% Notes due 2036	LLY36	New York Stock Exchange
1.700% Notes due 2049	LLY49A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2021, Eli Lilly and Company (the “Company” or “Lilly”) announced that the Board of Directors of the Company elected Anat Ashkenazi, age 48, as senior vice president and chief financial officer of the Company. Since joining Lilly in 2001, Ms. Ashkenazi has held a range of roles across strategy and finance. Most recently, she served as senior vice president, controller and chief financial officer of Lilly Research Laboratories. In this role, she oversaw the chief financial officers of the Company’s commercial business areas (BioMedicine, Diabetes, Oncology, and International), as well as those for research and development, manufacturing and quality, G&A, and accounting and financial reporting functions. She also led the corporate strategic planning team and business transformation office. She previously served as vice president, finance and chief financial officer, Lilly Diabetes and Lilly Global Manufacturing and Quality, and chief financial officer, Lilly Oncology.

In connection with her election as senior vice president and chief financial officer, effective February 9, 2021, Ms. Ashkenazi will receive an annualized base salary of $900,000 and will be eligible for an annualized target bonus of $900,000. In addition, Ms. Ashkenazi received equity awards with an aggregate target grant date value (calculated based on the most recent closing price of the Company’s common stock) of $2,200,000 in the form of (i) a shareholder value award with a target value of $770,000 for the 2021-2023 performance period, (ii) a relative value award with a target value of $770,000 for the 2021-2023 performance period, and (iii) a performance award with a target value of $660,000 for the 2021-2022 performance period.

There are no arrangements or understandings between Ms. Ashkenazi and any person pursuant to which Ms. Ashkenazi was selected as an officer. There is no family relationship between Ms. Ashkenazi and any director or executive officer of the Company, and Ms. Ashkenazi is not a party to any transaction subject to Section 404(a) of Regulation S-K involving the Company or any of its subsidiaries.

On February 9, 2021, the Company also announced that Joshua L. Smiley, senior vice president and chief financial officer of the Company, informed the Company of his resignation from the Company. The Company was recently made aware of allegations of an inappropriate personal relationship between Mr. Smiley and a Lilly employee. Lilly immediately engaged external counsel to conduct a thorough, independent investigation. That investigation revealed consensual though inappropriate personal communications between Mr. Smiley and certain Lilly employees and behavior that Lilly leadership concluded exhibited poor judgment by Mr. Smiley. Lilly holds all employees accountable to its core values and strongly believes its executive officers carry an even higher burden in ensuring those values are upheld. Mr. Smiley did not meet that standard. Mr. Smiley’s conduct in question was not related to financial controls, financial statements or any other business matters or judgments.

In connection with Mr. Smiley’s resignation, he and the Company entered into a Separation Agreement (the “Separation Agreement”), which provides that Mr. Smiley immediately resign from his position as senior vice president and chief financial officer of the Company, as well as forego all of his $1 million 2020 cash bonus, approximately $3 million of his 2018-2020 shareholder value award, and all other current and future equity incentive awards, totaling over $20 million at target value (calculated based on the most recent closing price of the Company’s common stock). Mr. Smiley will be available to the Company’s chief executive officer Dave Ricks and Ms. Ashkenazi through July 2021 to facilitate the transition of his responsibilities, at reduced cash compensation of $9,000 every two weeks. The Separation Agreement includes customary provisions regarding confidentiality and a release of claims against the Company, as well as a 24-month non-solicitation agreement and an 18-month non-competition agreement.

The foregoing is a summary description of certain terms of the Separation Agreement and, by its nature, is incomplete. It is qualified in its entirety by the full text of the Separation Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2021.

A copy of the press release announcing Ms. Ashkenazi’s election and Mr. Smiley’s resignation is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 4, 2021, the Board of Directors of the Company approved an amendment to the Company’s bylaws (the “Bylaws”), effective February 9, 2021, to remove a provision providing the temporary authority to assume the duties and exercise the powers of the chief executive officer to specified officers in the event of the sudden death or incapacity of the incumbent. Going forward, the Company’s Board of Directors will exercise its discretion to determine an appropriate course of action should such a circumstance arise.

The amendment is set forth below. Deletions are indicated by strikeouts. A marked version of the Bylaws is attached as Exhibit 3.2 to this Current Report on Form 8-K and the foregoing description is qualified by reference to the full text of the Bylaws.

SECTION 3.7. Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision over the management and direction of the business of the Corporation. He or she shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have such other powers and perform such other duties as are assigned to him or her by the Bylaws or the Board of Directors. ~~At any time in which the Chief Executive Officer is unable to discharge the powers and duties of the office, then until such time as the Board shall appoint a new Chief Executive Officer or determines that the Chief Executive Officer is able to resume office, temporary authority to perform such duties and exercise such powers shall be granted in the following manner:~~

~~(a)~~	~~First, to the President; or if he or she is unable to discharge such powers and duties,~~

~~(b)~~	~~To the Chief Financial Officer; or if he or she is unable to discharge such powers and duties,~~

~~(c)~~	~~To the executive officer serving as chief scientific officer; or if he or she is unable to discharge such powers and duties,~~

~~(d)~~	~~To the executive officer in charge of the Corporation’s largest business unit, measured by total revenue on a consolidated basis for the most recently completed fiscal year.~~

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Eli Lilly and Company Bylaws, as amended effective February 9, 2021.

3.2	Eli Lilly and Company Bylaws, marked to show amendments effective February 9, 2021.

99.1	Press Release of Eli Lilly and Company, dated February 9, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY
(Registrant)

By:	/s/ Anat Hakim
Name:	Anat Hakim
Title:	Senior Vice President, General Counsel and Secretary

Date: February 9, 2021